Exhibit 99.2
Pinterest Announces Second Quarter 2020 Results
SAN FRANCISCO, Calif. - July 31, 2020 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter ended June 30, 2020.
•Q2 revenue grew 4% year over year to $272 million.
•Global Monthly Active Users (MAUs) grew 39% year over year to 416 million.
•GAAP net loss was $(101) million for Q2. Adjusted EBITDA was $(34) million.
“This quarter we reached a milestone—more than 400 million people now come to Pinterest every month to get and stay inspired,” said Ben Silbermann, CEO and co-founder, Pinterest. “In these tough times, we’re seeing more and more people rely on Pinterest to cook at home, plan kids activities and set up a home office. Businesses are helping them turn their ideas into reality as people are increasingly discovering and buying products on Pinterest.”
“By all accounts, this was a challenging quarter as COVID-19 continued to spread. I’m pleased with the way we responded and remained engaged with our advertising partners,” said Todd Morgenfeld, CFO and Head of Business Operations, Pinterest. “It has been encouraging to see the recovery in our business over the past few months, but there is still a tremendous amount of uncertainty and work to be done.”
Q2 2020 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended June 30,		% Change
	2020	2019
Revenue	$272,485	$261,249	4%

Net loss	$(100,748)	$(1,159,501)	91%

Non-GAAP net loss*	$(38,351)	$(24,537)	(56)%

Adjusted EBITDA*	$(33,900)	$(26,037)	(30)%
Adjusted EBITDA margin*	(12)%	(10)%

*For more information on these non-GAAP financial measures, please see "—About non-GAAP financial measures" and the tables under "—Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q2 2020 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user ("ARPU") based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended June 30,		% Change
	2020	2019
Revenue - Global	$272	$261	4%
Revenue - United States	$232	$238	(2)%
Revenue - International	$41	$24	72%

MAUs - Global	416	300	39%
MAUs - United States	96	85	13%
MAUs - International	321	215	49%

ARPU - Global	$0.70	$0.88	(21)%
ARPU - United States	$2.50	$2.80	(11)%
ARPU - International	$0.14	$0.11	21%

Outlook
Given the continued uncertainties related to the ongoing COVID-19 pandemic and the rapidly shifting macroeconomic conditions, we are not providing guidance expectations for revenue or Adjusted EBITDA for full year 2020.
We estimate, on a preliminary basis, year-over-year revenue growth for the month of July to be about 50% through July 29th. We are encouraged by the performance of our business in July, but a tremendous amount of uncertainty remains given the ongoing COVID-19 pandemic and other factors. Our current expectation is that Q3 revenue will grow in the mid-30% range year over year. We also continue to evaluate our levels of spending as the environment evolves. We want to remain prudent in the near-term while ensuring we invest in and prioritize the long-term growth of the company.
We intend to provide further detail on recent trends and on our outlook during the conference call.
We remain committed to our priorities of content, ads diversification, use case expansion and shopping. Today more than ever, Pinterest is a place to inspire people with helpful and actionable information while helping business partners succeed with the tools and insights they need most.

Webcast and conference call information
A live audio webcast of our second quarter 2020 earnings release call will be available at investor.pinterestinc.com. The call begins today at 5:30 AM (PT) / 8:30 AM (ET). We have also posted to our investor relations website a letter to shareholders. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, letter to shareholders and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the scope and impact of the recent outbreak of COVID-19 on our planned investments, operations, expenses, revenue, cash flow, liquidity and users; our ability to attract and retain Pinners and engagement levels; our ability to provide useful and relevant content; risks associated with new products and changes to existing products as well as other new business initiatives; our ability to maintain and enhance our brand and reputation; compromises in security; our financial performance and fluctuations in operating results; our dependency on internet search engines’ methodologies and policies; discontinuation, disruptions or outages in authentication by third-party login providers; changes by third-party login providers that restrict our access or ability to identify users; competition; our ability to scale our business and revenue model; our reliance on advertising revenue and our ability to attract and retain advertisers and effectively measure advertising campaigns; our ability to effectively manage growth and expand and monetize our platform internationally; our lack of operating history and ability to attain and sustain profitability; decisions that reduce short-term revenue or profitability or do not produce expected long-term benefits; risks associated with government actions, laws and regulations that could restrict access to our products or impair our business; litigation and government inquiries; privacy, data and other regulatory concerns; our ability to protect our intellectual property; real or perceived inaccuracies in metrics related to our business; disruption, degradation or interference with the hosting services we use and infrastructure; our ability to attract and retain personnel; and the dual class structure of our common stock and its effect of concentrating voting control with stockholders who held our capital stock prior to the completion of our initial public offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. Additional information will be made available in our Quarterly Report on Form 10-Q and other future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. All information provided in this release and in the earnings materials is as of July 31, 2020. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income, interest expense and other income (expense), net and provision for income taxes. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income (loss) exclude amortization of acquired intangible assets and share-based compensation expense. Non-GAAP income (loss) from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income (loss) attributable to common stockholders is calculated by subtracting any non-GAAP net income allocated to participating securities from non-GAAP net income (loss). Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) attributable to common stockholders by diluted weighted-average shares outstanding. We use Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share to evaluate our operating results and for financial and operational decision-making purposes. We believe these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present these non-GAAP financial measures to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share rather than net income (loss), net margin, total costs and expenses, income (loss) from operations, net income (loss) and net income (loss) per share, respectively, the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "—Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a monthly active user as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. We present MAUs based on the number of MAUs measured on the last day of the current period. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average between the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Investor relations:
Doug Clark
ir@pinterest.com
Media:
Mike Mayzel
press@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$863,620	$649,666
Marketable securities	839,470	1,063,679
Accounts receivable, net of allowances of $5,612 and $2,851 as of June 30, 2020 and December 31, 2019, respectively	209,933	316,367
Prepaid expenses and other current assets	45,170	37,522
Total current assets	1,958,193	2,067,234
Property and equipment, net	83,006	91,992
Operating lease right-of-use assets	165,250	188,251
Goodwill and intangible assets, net	14,067	14,576
Restricted cash	23,221	25,339
Other assets	5,887	5,925
Total assets	$2,249,624	$2,393,317
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,705	$34,334
Accrued expenses and other current liabilities	122,912	141,823
Total current liabilities	166,617	176,157
Operating lease liabilities	151,282	173,392
Other liabilities	25,095	20,063
Total liabilities	342,994	369,612

Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 451,944 and 360,850 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 144,320 and 209,054 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	6	6
Additional paid-in capital	4,351,557	4,229,778
Accumulated other comprehensive income	3,737	647
Accumulated deficit	(2,448,670)	(2,206,726)
Total stockholders’ equity	1,906,630	2,023,705
Total liabilities and stockholders’ equity	$2,249,624	$2,393,317

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,
	2020	2019
Revenue	$272,485	$261,249
Costs and expenses:
Cost of revenue	108,259	105,415
Research and development	136,593	801,879
Sales and marketing	86,483	296,919
General and administrative	45,680	224,179
Total costs and expenses	377,015	1,428,392
Loss from operations	(104,530)	(1,167,143)
Interest income	4,218	8,127
Interest expense and other income (expense), net	(16)	(448)
Loss before provision for income taxes	(100,328)	(1,159,464)
Provision for income taxes	420	37
Net loss	$(100,748)	$(1,159,501)
Net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(2.62)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	586,737	443,340

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2020	2019
Operating activities
Net loss	$(241,944)	$(1,200,921)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	20,231	12,203
Share-based compensation	143,169	1,135,293
Other	3,811	(2,713)
Changes in assets and liabilities:
Accounts receivable	103,544	19,615
Prepaid expenses and other assets	(7,180)	(6,174)
Operating lease right-of-use assets	21,456	14,040
Accounts payable	9,780	7,189
Accrued expenses and other liabilities	(7,743)	15,310
Operating lease liabilities	(24,357)	(10,217)
Net cash provided by (used in) operating activities	20,767	(16,375)
Investing activities
Purchases of property and equipment and intangible assets	(11,325)	(11,914)
Purchases of marketable securities	(308,612)	(159,315)
Sales of marketable securities	113,184	60,239
Maturities of marketable securities	422,266	166,288
Other investing activities	316	—
Net cash provided by investing activities	215,829	55,298
Financing activities
Proceeds from initial public offering, net of underwriters' discounts and commissions	—	1,573,200
Proceeds from exercise of stock options, net	32,749	702
Shares repurchased for tax withholdings on release of restricted stock units	(56,887)	(302,675)
Payment of deferred offering costs and other financing activities	—	(10,103)
Net cash provided by (used in) financing activities	(24,138)	1,261,124
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(150)	(17)
Net increase in cash, cash equivalents, and restricted cash	212,308	1,300,030
Cash, cash equivalents, and restricted cash, beginning of period	677,743	135,290
Cash, cash equivalents, and restricted cash, end of period	$890,051	$1,435,320

Supplemental cash flow information
Accrued property and equipment	$4,453	$4,618
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$4,121	$23,381

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$863,620	$1,408,739
Restricted cash included in prepaid expenses and other current assets	3,210	3,266
Restricted cash	23,221	23,315
Total cash, cash equivalents, and restricted cash	$890,051	$1,435,320

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,
	2020	2019
Share-based compensation by function:
Cost of revenue	$2,325	$28,157
Research and development	46,358	709,996
Sales and marketing*	(2,074)	202,128
General and administrative	15,536	194,318
Total share-based compensation	$62,145	$1,134,599

Amortization of acquired intangible assets by function:
Cost of revenue	$94	$141
General and administrative	158	223
Total amortization of acquired intangible assets	$252	$364

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$377,015	$1,428,392
Share-based compensation	(62,145)	(1,134,599)
Amortization of acquired intangible assets	(252)	(364)
Total Non-GAAP costs and expenses	$314,618	$293,429

Reconciliation of net loss to non-GAAP net loss:
Net loss	$(100,748)	$(1,159,501)
Share-based compensation	62,145	1,134,599
Amortization of acquired intangible assets	252	364
Non-GAAP net loss	$(38,351)	$(24,538)

Weighted-average shares outstanding for net loss per share, basic and diluted	586,737	443,340

Net loss per share	$(0.17)	$(2.62)
Non-GAAP loss per share	$(0.07)	$(0.06)

*Share-based compensation expense was negative for the three months ended June 30, 2020 due to the reversal of previously recognized share-based compensation expense related to unvested RSUs forfeited by our former Chief Operating Officer.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended June 30,
	2020	2019
Reconciliation of net loss to Adjusted EBITDA:
Net Loss	$(100,748)	$(1,159,501)
Depreciation and amortization	8,485	6,507
Share-based compensation	62,145	1,134,599
Interest income	(4,218)	(8,127)
Interest expense and other (income) expense, net	16	448
Provision for income taxes	420	37
Adjusted EBITDA	$(33,900)	$(26,037)